Exhibit 31.1

CELSION CORPORATION
CERTIFICATION

I, Michael H. Tardugno, certify that:

1.    I have reviewed this Amendment No. 1 on Form 10-Q/A to the quarterly report of Celsion
Corporation; and

2.    Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: November 18, 2009                                                                                /s/ Michael H. Tardugno
                  Michael H. Tardugno
                  Chief Executive Officer
                  Celsion Corporation